Exhibit 99.1
NEWS RELEASE    For immediate release
California Resources Corporation Announces Pricing of Upsized Private Offering
of $350 Million of Additional 7.000% Senior Unsecured Notes due 2034
Long Beach, California, March 11, 2026 – California Resources Corporation (NYSE: CRC) (the “Company”) announced today the pricing of an upsized private offering of $350 million in aggregate principal amount of its 7.000% senior unsecured notes due 2034 (the “Notes”). The offering size was increased from the previously announced $250 million aggregate principal amount. The Notes were priced at 100.500% of par, plus accrued and unpaid interest from October 8, 2025. The Notes will mature on January 15, 2034, pay interest at the rate of 7.000% per year and are payable semi-annually on January 15 and July 15 of each year. The first interest payment will be made on July 15, 2026. The Offering is expected to close on March 23, 2026, subject to customary closing conditions.
The Notes are being offered as additional notes under the indenture dated as of October 8, 2025, as may be supplemented from time to time (the “Indenture”), pursuant to which the Company previously issued $400 million aggregate principal amount of 7.000% Senior Notes (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. Except with respect to Notes offered pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Notes will have the same CUSIP and ISIN numbers as, and will be fungible with, the Existing Notes immediately upon issuance.
The Company intends to use the net proceeds from this offering, together with cash on hand and/or borrowings under its revolving credit facility, to fund the redemption of $350 million in aggregate principal amount of its 8.250% senior unsecured notes due 2029 (the “2029 Notes”) at a redemption price of 100% thereof, plus the Applicable Premium (as defined in the indenture governing the 2029 Notes) as of, and accrued and unpaid interest to, but excluding, the date of redemption. The redemption of the 2029 Notes is expected to be conditioned on the completion of the offering of the Notes. The offering of the Notes is not contingent upon completion of such redemption.
The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any offer, solicitation or sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Additionally, this press release shall not constitute a notice of redemption under the indenture governing the 2029 Notes.
Forward-Looking Statement Disclosure
All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, including the partial redemption of the 2029 Notes, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.
The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the Company’s business, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
About California Resources Corporation
California Resources Corporation (CRC) is an independent energy and carbon management company advancing the energy transition. CRC is committed to environmental stewardship while safely providing local, responsibly sourced energy. CRC is also focused on maximizing the value of its land, mineral ownership, and energy expertise for decarbonization by developing carbon capture and storage and other emissions-reducing projects.
CRC Contacts:
Hailey Bonus
CRC Media
714-874-7732
CRC.Communications@crc.com

Daniel Juck
CRC Investor Relations
818-661-3700
CRC_IR@crc.com